Exhibit 4(a)



                                                           As Adopted on
                                                           July 22, 1994










                          AMES DEPARTMENT STORES, INC.

                  1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN












NYFS10...:\79\15079\0001\1438\PLN71394.N00

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                                TABLE OF CONTENTS

                                                                           Page

1.       Purposes.........................................................  1

2.       Amount of Stock Subject to the Plan..............................  1

3.       Effective Date and Term of the Plan..............................  2

4.       Administration...................................................  2

5.       Eligibility......................................................  3

6.       Option Grants....................................................  3

7.       Option Price and Payment.........................................  3

8.       Terms of Options and Limitations on the Right of
         Exercise.........................................................  5

9.       Option Period and Exercise of Options............................  5

10.      Termination of Directorship......................................  6

11.      Use of Proceeds..................................................  7

12.      Non-Transferability of Options...................................  7

13.      Adjustment of Shares.............................................  7

14.      Right to Terminate Service.......................................  8

15.      Purchase for Investment..........................................  8

16.      Issuance of Stock Certificates; Legends; Payment
         of Expenses......................................................  9

17.      Listing of Shares and Related Matters............................ 10

18.      Amendment of the Plan............................................ 10

19.      Termination or Suspension of the Plan............................ 10

20.      Savings Provision................................................ 10

21.      Governing Law.................................................... 11

22.      Partial Invalidity............................................... 11


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                          AMES DEPARTMENT STORES, INC.

                  1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


1.       PURPOSES

                  Ames Department Stores, Inc. (the "Company") desires to attract and retain the services of outstanding non-employee directors by affording them an opportunity to acquire a proprietary interest in the Company through automatic, non-discretionary awards of stock options ("Options") exercisable to purchase shares of Common Stock (as defined below), and thus to create in such directors an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

                  The Options offered pursuant to this 1994 Non- Employee Directors Stock Option Plan (the "Plan") are a matter of separate inducement and are not in lieu of any other compensation for the services of any director.

                  The Options granted under the Plan are intended to be options that do not meet the requirements for incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  As used in the Plan, the term "parent corporation" and "subsidiary corporation" shall mean a corporation coming within the definition of such terms contained in Sections 424(e) and 424(f) of the code, respectively.

2.       AMOUNT OF STOCK SUBJECT TO THE PLAN

                  Options granted under the Plan shall be exercisable for shares of common stock of the Company ("Common Stock"). Initially, and for so long as the Company continues to have authorized Priority Common Stock, par value $.01 per share, and Common Stock, par value $.01 per share ("Ordinary Common Stock"), Options granted under the Plan shall be exercisable for shares of Ordinary Common Stock. If at any time there is more than one class of Common Stock, the Shares (as defined below) shall be the class designated by the Board of Directors pursuant to its authority under Section 4.



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                  The total number of shares of Common Stock authorized for
issuance under the Plan upon the exercise of Options (the "Shares"), shall not exceed, in the aggregate, 400,000 of the currently authorized shares of Common Stock of the Company, such number to be subject to adjustment in accordance with
Section 13 of the Plan.

                  Shares which may be acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated Options may again be subject to a later-granted Option under the Plan.

3.       EFFECTIVE DATE AND TERM OF THE PLAN

                  The Plan shall become effective at 5:00 p.m., New York City time, on July 22, 1994 (the "Effective Date"); provided, however, that if the Plan is not approved by a vote of the stockholders of the Company at an annual meeting or any special meeting of stockholders within twelve months after the Effective Date, the Plan and any Options granted hereunder shall terminate. The Plan shall terminate at the close of business on July 21, 2004 (the "Termination Date"), unless sooner terminated in accordance with its terms.

4.       ADMINISTRATION

                  The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"), which may designate from among its members a committee to exercise all power and authority of the Board of Directors at any time and from time to time to administer the Plan. (References herein to the Board of Directors shall be deemed to include references to any such committee, except as the context otherwise requires.) Subject to the express provisions of the Plan, the Board of Directors shall have authority to construe the Plan and the Options granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other ministerial determinations necessary or advisable for administering the Plan.

                  The determination of the Board of Directors on matters referred to in this Section 4 shall be conclusive.



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5.       ELIGIBILITY

                  All non-employee directors of the Company (including former officers or former key employees), each of whom (a) has not been an officer or employee of the Company or any subsidiary corporation or parent corporation of the Company for one year prior to the time a grant of Options is made to such person hereunder and (b) is a "disinterested person" as such term is defined in Rule 16b-3 (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be eligible to be granted Options under the Plan ("Eligible Directors").

                  The Plan does not create a right in any person to participate in, or be granted Options under, the Plan.

6.       OPTION GRANTS

                  On the Effective Date, each Eligible Director then in office shall automatically be granted an Option to purchase 10,000 Shares (subject to adjustment as provided in Section 13), subject to the approval of the Plan by the stockholders of the Company at the 1995 Annual Meeting. Thereafter, effective on the date of each annual meeting of stockholders of the Company during the term of the Plan commencing with the 1996 Annual Meeting of Stockholders, each Eligible Director then in office shall automatically be granted, immediately following each such annual meeting of stockholders of the Company, an Option to purchase 2,500 Shares (subject to adjustment as provided in Section 13), with the date of the grant to be the date of such annual meeting.

7.       OPTION PRICE AND PAYMENT

                  The price for each Share purchasable upon exercise of any Option granted hereunder on the Effective Date shall be an amount equal to the fair market value per Share on such date. The price for each Share purchasable upon exercise of any Option granted hereunder on the date of any annual meeting of stockholders during the term of the Plan commencing with the 1996 Annual Meeting of Stockholders shall be an amount equal to the fair market value per Share on the date of grant. For purposes of the Plan, fair market value per Share shall be determined as follows:




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                           (a) If the Shares are listed on a national securities
                  exchange in the United States or reported on the National Association of Securities Dealers Automated Quotation System-National Market System ("NASDAQ-NMS") on any date on which the fair market value per Share is to be determined, the fair market value per Share shall be deemed to be the closing quotation at which such Shares are sold on the principal national securities exchange or reported on NASDAQ-NMS on the date such Option is granted. If the Shares are listed on a national securities exchange in the United States on such date or reported on NASDAQ-NMS but the Shares are not traded on such date, or such national securities exchange or NASDAQ-NMS is not open for business on such date, the fair market value per Share shall be determined as of the closest date preceding on which the Shares were traded.

                           (b) If on the date any Option is granted, a regular,
                  active public market exists (as determined in the sole discretion of the Board of Directors, whose decision shall be conclusive and binding) for the Shares but such Shares are not listed on a national securities exchange in the United States or reported on NASDAQ-NMS, the fair market value per Share shall be deemed to be the average of the closing bid and ask quotations in the over-the-counter market for such Shares in the United States on the date such Option is granted. In the event that there are no bid and ask quotations in the over-the-counter market in the United States for such Shares on the date such Option is granted, the fair market value per Share shall be determined as of the closest preceding date on which such quotations are available. For purposes of the foregoing, a market in which trading is sporadic and the ask quotations generally exceed the bid quotations by more than 15% shall not be deemed to be a "regular, active public market." If the Board of Directors determines that a regular, active public market does not exist for the Shares, the Board of Directors shall determine the fair market value per Share in its good faith judgment.




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                  Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, an optionee may, to the extent permitted by applicable law, exercise an Option in whole or in part, by delivering to the Company shares of Common Stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such optionee having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such shares, the fair market value per Share of Common Stock so delivered to be determined as of the date immediately preceding the date on which the Option is exercised in accordance with this Section 7, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

8.       TERMS OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

                  To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

                  In no event shall an Option granted hereunder be exercised for a fraction of a Share or for less than one hundred Shares (unless the number purchased is the total balance for which the Option is then exercisable).

                  A person entitled to receive Shares upon the exercise of an Option shall not have the rights of a stockholder with respect to such Shares until the date of issuance of a stock certificate to him or her for such Shares; provided, however, that until such stock certificate is issued, any holder of an Option using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares of Common Stock.

9.       OPTION PERIOD AND EXERCISE OF OPTIONS

                  An Option granted to any Eligible Director shall not be exercisable for six (6) months following the date of grant of such Option; provided that for purposes of this sentence only, any Option granted to an Eligible Director



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prior to stockholder approval of the Plan shall be deemed to have been granted on the date such approval is obtained. Thereafter, the Option shall be exercisable for the period ending ten (10) years from the date of grant of such Option, except to the extent such exercise is further limited or restricted pursuant to the provisions hereof.

                  Subject to the express provisions of the Plan, Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased, the proposed form of payment and specifying a business day not more than ten (10) days from the date such notice is given for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Sections 15, 16 and 17 hereof, the Company shall cause certificates for the Shares so purchased to be delivered at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

10.      TERMINATION OF DIRECTORSHIP

                  If an Eligible Director's service as a director of the Company is terminated, any Option previously granted to such Eligible Director shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

                           (a) if an Eligible Director holding an outstanding
                  Option dies, including during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) immediately below, such Option shall, to the extent not theretofore exercised, remain exercisable for one (1) year after such Eligible Director's death, by such Eligible Director's legatee, distributee, guardian or legal or personal representative; and

                           (b) if the service of an Eligible Director holding an
                  outstanding Option is terminated by reason of (i) such Eligible Director's disability (as described in Section 22(e)(3) of the Code), (ii) voluntary retirement from service as a director of the Company or (iii) failure of the



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                  Company to nominate for re-election such Eligible Director who is otherwise eligible, except if such failure to nominate for re-election is due to any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary corporation or parent corporation of the Company
                  (in which case, such Option shall terminate and no longer be exercisable), such Option shall, to the extent not therefore exercised, remain exercisable at any time up to and including
                  (X) three (3) months after the date of such termination of service in the case of termination by reason of voluntary retirement or failure of the Company to nominate for re-election such Eligible Director who is otherwise eligible, subject to the above exceptions thereto stated in this clause
                  (b), and (Y) one (1) year after the date of termination of service in the case of termination by reason of disability.

                  In no event, however, shall an Eligible Director be entitled to exercise any Option after the expiration of the period of exercisability of such Option, as specified therein.

11.      USE OF PROCEEDS

                  The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

12.      NON-TRANSFERABILITY OF OPTIONS

                  An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution. Except to the extent provided above, Options also may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.



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13.      ADJUSTMENT OF SHARES

                  Notwithstanding any other provision contained herein, in the event of any change in the Shares subject to the Plan or to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in the capital structure of the Company), an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Board of Directors shall make any further adjustment to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Options, the maximum number of shares for which Options may be granted to any one Eligible Director and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Board of Directors as to these matters shall be conclusive and binding on the optionee.

14.      RIGHT TO TERMINATE SERVICE

                  The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the service of any director holding Options and shall not impose any obligation on the part of any director holding Options to remain in the service of the Company or of any subsidiary corporation or parent corporation thereof.

15.      PURCHASE FOR INVESTMENT

                  Except as hereinafter provided, the Board of Directors may require the holder of an Option granted hereunder, as a condition to exercise of such Option in the event the Shares subject to such Option are not registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"),



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and applicable state securities laws, to execute and deliver to the Company a written statement, in form satisfactory to the Board of Directors, in which such holder (a) represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account for investment only and not with a view to the resale or distribution thereof in violation of any federal or state securities laws and (b) agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (i) an effective registration statement covering such Shares under the Securities Act and applicable state securities laws or (ii) specific exemptions from the registration requirements of the Securities Act and any applicable state securities laws, based on a written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application thereto of any such exemptions.

                  Nothing herein shall be construed as requiring the Company to register Shares subject to any Option under the Securities Act or any state securities law and, to the extent deemed necessary by the Company, Shares issued upon exercise of an Option may contain a legend to the effect that registration rights have not been granted with respect to such Shares.

16.      ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF
         EXPENSES

                  The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of Options granted pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as the Board of Directors, in its discretion, determines to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or (b) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares.

                  The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses that may be necessitated by the filing or amending of a registration statement under the Securities Act, which fees and expenses shall be borne by the recipient



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of the Shares unless such registration statement has been filed by the Company for its own corporate purpose (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares an optionee receives in the registration statement.

                  All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

17.      LISTING OF SHARES AND RELATED MATTERS

                  If at any time the listing, registration or qualification of the Shares subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of an Option, or the issuance of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained.

18.      AMENDMENT OF THE PLAN

                  The Board of Directors may, from time to time, amend the Plan, provided that no amendment shall be made without the approval of the stockholders of the Company that will (a) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Section 13 hereof), (b) modify the provisions of the Plan relating to eligibility, or (c) materially increase the benefits accruing to participants under the Plan. Notwithstanding any other provision hereof, in no event shall the provisions of the Plan be amended more than one time in any six-month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

19.      TERMINATION OR SUSPENSION OF THE PLAN

                  The Board of Directors may at any time suspend or terminate the Plan. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The ministerial



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power of the Board of Directors to construe and administer any Options under
Section 4 that are granted prior to the termination or the suspension of the Plan shall continue after such termination or during such suspension.

20.      SAVINGS PROVISION

                  With respect to all participants in the Plan, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 (or any successor provision) under the Exchange Act. To the extent any provision of the Plan or action by the Board of Directors fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board of Directors.

21.      GOVERNING LAW

                  The Plan, such Options as may be granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware from time to time in effect.

22.      PARTIAL INVALIDITY

                  The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.






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